Exhibit 99.1

RMG Acquisition Corp. III Announces the Separate Trading of its Class A Ordinary Shares and Warrants, Commencing March 29, 2021

March 26, 2021

New York, NY -- (BUSINESS WIRE) -- RMG Acquisition Corp. III (the “Company”) announced that, commencing March 29, 2021, holders of the units sold in the Company’s initial public offering (the “Units”) may elect to separately trade the Class A ordinary shares and warrants included in the Units. The Class A ordinary shares and warrants that are separated will trade on the NASDAQ Stock Market, LLC (“NASDAQ”) under the ticker symbols “RMGC” and “RMGCW,” respectively. Those Units not separated will continue to trade on NASDAQ under the ticker symbol “RMGCU.”

The Units were initially offered by the Company in an underwritten offering. BofA Securities, Inc. and Barclays Capital Inc. served as joint book-running managers for the offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission (“SEC”) and became effective on February 4, 2021.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT RMG ACQUISITION CORP. III

RMG Acquisition Corp. III is a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:
Philip Kassin

President & COO

RMG Acquisition Corp. III

50 West Street, Suite 40C

New York, NY 10006

Telephone: (212) 785-2579

Email: pkassin@rmginvestments.com